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                                 Sub-Item 77I
                      Terms of New or Amended Securities

Flag Investors Equity Opportunity Fund and Flag Investors Income Opportunity Fund commenced operations on or about November 29, 2006. The Funds' Prospectus and Statement of Additional Information are incorporated by reference as filed via EDGAR on November 28, 2006 (accession number 0001193125-06-243002).